UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 09, 2026

CABALETTA BIO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39103	82-1685768
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 Arch Street Suite 600
Philadelphia, Pennsylvania		19104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (267) 759-3100

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CABA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On November 9, 2026, Cabaletta Bio, Inc. (“Cabaletta” or the “Company”) issued a press release presenting new rese-cel (resecabtagene autoleucel, formerly known as CABA-201) Phase 1/2 clinical data featuring immunomodulator-free durability and a favorable benefit-risk profile across autoimmune diseases (the “Press Release”). A copy of the Press Release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On November 9, 2026, the Company posted to the “Investors & Media” section of the Company’s website at www.cabalettabio.com an updated corporate presentation (the “Corporate Presentation”). A copy of the Corporate Presentation is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

Cabaletta is presenting new rese-cel (resecabtagene autoleucel, formerly known as CABA-201) Phase 1/2 clinical data featuring immunomodulator-free durability and a favorable benefit-risk profile across autoimmune diseases in one oral and two poster presentations at the American College of Rheumatology ("ACR") Convergence 2026.

Cabaletta’s presentations highlight follow-up from Phase 1/2 patients treated in open-label, single-arm studies with a single, weight-based infusion of rese-cel following preconditioning as of September 4, 2026, the data cut-off date. Nearly all patients discontinued all immunomodulators and required no or only low-dose steroids while achieving durable improvement in disease activity.

All Six Dermatomyositis Patients Achieved Immunomodulator-Free, Moderate-to-Major TIS Responses At One Year

•
100% (6/6) of patients maintained an immunomodulator-free, moderate-to-major Total Improvement Score (TIS) response through one year, with 83% (5/6) achieving that level as early as Week 16, the timepoint corresponding to the primary endpoint of the ongoing registrational dermatomyositis (DM) and antisynthetase syndrome (ASyS) cohort. Most of these patients were also free of steroids at Week 52.
•
Improvements were also seen in disease activity, including muscle strength (MMT-8) and skin manifestations (CDASI-A), as well as in patient-reported outcomes on physical function and fatigue.

These data were presented in an oral presentation (Abstract 0902) at 1:00 p.m. ET on Sunday, November 8. Cabaletta anticipates reporting topline results from the registrational adult DM/ASyS cohort in the second half of 2027 and submitting a Biologics License Application (BLA) for rese-cel in myositis, including adult DM and all available juvenile DM Phase 1/2 clinical data, in the first quarter of 2028.

All Five Lupus Nephritis Patients With Repeat Kidney Biopsy Achieved Immunomodulator-Free DORIS Remission and Histologic Response or Remission

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100% (5/5) of patients who underwent an optional repeat kidney biopsy after rese-cel infusion achieved the definition of remission in systemic lupus erythematosus (DORIS) off all immunomodulators and on no or low-dose steroids.
•
100% (5/5) of biopsied patients demonstrated histologic response or remission.

These data will be presented in a poster presentation (Abstract 1222) from 10:30 a.m. – 12:30 p.m. ET on Monday, November 9. Cabaletta believes these data provide important insights for assessing clinical responses in lupus nephritis patients who demonstrate histologic response or remission without meeting criteria for complete renal response (CRR), where persistent proteinuria is consistent with structural kidney damage predating treatment rather than ongoing disease activity.

Systemic Sclerosis Patients Sustained Immunomodulator-Free Improvement Across Multiple Measures Through One Year, Including Improved Lung Function

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71% (5/7) of patients achieved rCRISS-50 at one year, with 86% (6/7) of patients achieving rCRISS-25 at the same timepoint.
•
9% improvement in mean percent-predicted forced vital capacity (FVC) was observed at one year among the five patients with interstitial lung disease.
•
Patients also demonstrated improvement as measured by the modified Rodnan Skin Score at one year.

Additional perspective on these patients and on the broader RESET clinical development program will be shared during Cabaletta’s Innovation Theater, “Designed for Autoimmunity: Rese-cel and the RESET™ Clinical Program,” from 1:30 p.m. – 2:15 p.m. ET on Tuesday, November 10. Given the high unmet need in systemic sclerosis, with one of the highest mortality rates among rheumatological conditions, Cabaletta is enrolling a registrational systemic sclerosis cohort with a focus on interstitial lung disease.

Favorable Benefit-Risk Profile Observed to Date Across 71 Patients Spanning Four Autoimmune Diseases

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94% (67/71) of patients experienced no or Grade 1 cytokine release syndrome (CRS). Grade 2 CRS was reported in 6% (4/71).
•
96% (68/71) of patients experienced no immune effector cell-associated neurotoxicity syndrome (ICANS).
•
No immune effector cell-associated hemophagocytic lymphohistiocytosis-like syndrome (IEC-HS) was reported.

These data will be presented in a poster presentation (Abstract 1673) from 10:30 a.m. – 12:30 p.m. ET on Monday, November 9. Cabaletta believes the reported benefit-risk profile of rese-cel is reflective of its specific combination of construct and production elements designed to prioritize patient safety, including a fully-human CD19 binder, weight-based dosing, and a standard, well-characterized nine-day manufacturing process.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” of Cabaletta Bio within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including without limitation, express or implied statements regarding: Cabaletta’s business plans and objectives as a whole; Cabaletta’s ability to realize its vision of launching curative targeted cell therapies designed specifically for patients with autoimmune diseases; Cabaletta’s ability to successfully complete research and further development and commercialization of its drug candidates in current or future indications, including the timing and results of Cabaletta’s clinical trials and its ability to conduct and complete clinical trials; expectation that clinical results will support rese-cel’s safety and activity profile; Cabaletta's expectations regarding the timing of topline results from the registrational DM/ASyS cohort in the second half of 2027 and its plans to submit a BLA for rese-cel in myositis, inclusive of adult and juvenile DM data, in 1Q28; Cabaletta's expectations regarding the inclusion of multi-year Phase 1/2 myositis durability data in its planned BLA submission based on its recent Type B regulatory interaction with the FDA; Cabaletta's expectations regarding the potential eligibility for a Priority Review Voucher based on a potential pediatric indication for juvenile DM; Cabaletta's plans and expectations regarding the registrational RESET-SSc cohort in systemic sclerosis-associated interstitial lung disease, including enrollment, trial design, and timing of data read-outs; the potential applicability of Phase 1/2 clinical data to registrational cohorts; Cabaletta's interpretation of clinical data, including lupus nephritis kidney biopsy findings and the characterization of persistent proteinuria as reflective of structural damage predating treatment; statements regarding the mechanistic basis of activity and favorable benefit-risk profile of rese-cel, including conclusions drawn from pharmacokinetic, pharmacodynamic and cytokine data described in a publication; the significance of the clinical data read-out at upcoming scientific meetings and timing thereof; and Cabaletta's expectations around the potential success and therapeutic benefits of rese-cel, including the durability of clinical responses, its benefit-risk profile and its potential as a one-time infusion.

Any forward-looking statements in this Current Report on Form 8-K are based on management’s current expectations and beliefs of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks related to regulatory filings, potential clearance and potential approval; the risk that preclinical or clinical data, including signs of biologic activity or clinical response, may not be predictive of long-term results or translate across programs; the risk that interim data may change as more patient data become available; Cabaletta’s ability to demonstrate sufficient evidence of safety, efficacy and tolerability in its preclinical studies and clinical trials of rese-cel; the risk that the results observed with the similarly-designed construct employed in academic publications, including due to the dosing regimen, are not indicative of the results Cabaletta seeks to achieve with rese-cel; risks that modifications to trial design or approach may not have the intended benefits and that the trial design may need to be further modified; risks related to clinical trial site activation, delays in enrollment generally or enrollment rates that are lower than expected; delays related to assessment of clinical trial results; risks related to unexpected safety or efficacy data observed during clinical studies; risks related to volatile market and economic conditions and public health crises; Cabaletta’s ability to retain and recognize the intended incentives conferred by Orphan Drug Designation, Fast Track Designation, Regenerative Medicine Advanced Therapy Designation or other designations for its product candidates, as applicable; risks related to Cabaletta’s ability to protect and maintain its intellectual property position; risks related to fostering and maintaining successful relationships with Cabaletta’s collaboration and manufacturing partners; uncertainties related to the initiation and conduct of studies and other development requirements for its product candidates; the risk that any one or more of Cabaletta’s product candidates will not be successfully developed and/or commercialized; and the risk that the initial or interim results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Cabaletta’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Cabaletta’s most recent annual report on Form 10-K as well as discussions of potential risks, uncertainties, and other important factors in Cabaletta’s other subsequent filings with the Securities and Exchange Commission. All information in this Current Report on Form 8-K is as of the date of the release, and Cabaletta undertakes no duty to update this information unless required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by the registrant on November 9, 2026, furnished herewith.

99.2	Cabaletta Bio, Inc. Corporate Presentation, dated November 2026, filed herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CABALETTA BIO, INC.

Date: November 9, 2026	By:	/s/ Steven Nichtberger
Steven Nichtberger
Chief Executive Officer and President (Principal Executive Officer)